As filed with the Securities and Exchange Commission on January 29, 2007

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

INFORMATION SERVICES GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-5261587
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Four Stamford Plaza, 107 Elm St., Stamford, CT	06902
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Units, each consisting of one share of Common Stock and one Warrant	American Stock Exchange

Class A Common Stock, par value $0.001 per share	American Stock Exchange

Warrants, exercisable for one share of Common Stock	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:   333-136536

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1.  Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, the common stock and the warrants of Information Services Group, Inc. (the “Company”).  The description of the units, the common stock and the warrants contained in the section entitled “Description of Securities” in the Prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-136536), filed with the Securities and Exchange Commission on August 11, 2006, as amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein.  Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.  Exhibits.

Exhibit	Description

3.1	Amended and Restated Certificate of Incorporation *

3.2	Amended and Restated By-Laws **

4.1	Specimen Unit Certificate **

4.2	Specimen Common Stock Certificate **

4.3	Specimen Warrant Certificate **

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Company *

4.5	Form of Unit Purchase Option *

*                             Incorporated by reference from Amendment Number 5 to the Company’s Registration Statement on Form S-1 which was filed with the Securities and Exchange Commission on January 29, 2007.

**                      Incorporated by reference from Amendment Number 3 to the Company’s Registration Statement on Form S-1, which was filed with the Securities and Exchange Commission on December 22, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 29, 2007	INFORMATION SERVICES GROUP, INC.

	By:	/s/ Michael P. Connors
Michael P. Connors
Chairman and Chief Executive Officer